Exhibit 99.1

News Release

Uranium Resources Announces Positive Geophysical Results at its Columbus Basin Lithium Project

CENTENNIAL, Colo., April 5, 2017 – Uranium Resources, Inc. (URI) (Nasdaq: URRE; ASX: URI), an energy metals development company, announced today that its independent geophysical consultant has completed the review, integration and reinterpretation of historical geophysical survey data recently acquired by the Company, that covers its Columbus Basin lithium brine exploration project in Nevada.  The results of this work include:

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The indicated depth of the Columbus Salt Marsh basin is greater than expected and in excess of 6500ft (2000m).  This increases the probability of intersecting favourable geology for lithium brines at depth.

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The combined presence of hypersaline brines and shallow low density geologic horizons, as indicated by resistivity modelling, present excellent targets for lithium brine exploration.

“This is great news,” said Chris Jones, President and Chief Executive Officer of URI.  “We have confirmation of our exploration model with the early acquisition and analysis of this data.  URI has, as a result, reduced its planned exploration costs and we will target our drilling more accurately and sooner than expected.  We plan for drilling to commence in July of this year”.

Geophysical Data

Over the past 6 months, URI has obtained historical geophysical data from multiple sources covering the Columbus Basin Project (refer to the News Release of March 6, 2017).  This data included gravity survey data from 440 stations on variable 1,000ft to 2,600ft (300m to 800m) spacing, and nearly 4 miles (6.4 kilometers) of magnetotelluric (MT) survey line data.  The data predominantly covered the southern half of the Columbus Salt Marsh Basin, including the major gravity low within the basin and a significant portion of the Company’s 14,200 acre Columbus Basin Project.  The acquired data was generated in multiple field campaigns from 2006 to 2010.

Results of Geophysical Data Integration and Reinterpretation

URI contracted with an independent geophysicist to integrate the multiple historical data sets and to reinterpret the merged data.  As part of this integration of data, a new 3-D gravity model of the basin was completed, as well as 1-D inversions of the MT data to generate a resistivity cross section.  The interpretation then leveraged both models to provide characterization of both the geometry and depositional patterns within the basin.  The summary results of this reinterpretation include:

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Determination of basin geometry and confirmation of basin fill sediments to a depth in excess of 6,500ft (2,000m).  This depth is greater than previously reported for the Columbus Salt Marsh, and demonstrates the maturity of the basin.

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Identification of additional basin constraining faults and geologic structures, including those which may support migration of geothermal fluids or inter-basin groundwater flow.

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Cross-section mapping of low density materials within the basin fill sediments are indicative of ash beds or similar high porosity stratigraphic horizons.

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Extremely low resistivities were encountered within the basin fill sediments; this condition is attributed to the existence of hyper-saline groundwater.

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Overall the geologic information derived through the integration and reinterpretation of the historical data sets significantly exceeded the Company’s value expectations from the acquired data. Due to the thoroughness of the work completed, no additional geophysical surveys are planned for the project at this time.  The new geophysical data interpretation will be coupled with the Company’s geochemical sampling results (refer to the New Release of February 22, 2017), to finalize geologic targets and drill hole locations for a 3rd Quarter drill campaign at the Columbus Basin Project.

About Uranium Resources

URI is focused on expanding its energy metals strategy, which includes developing its new lithium business while maintaining optionality on the future rising uranium price.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah for exploration and potential development of any lithium resources that may be discovered there.  In addition, URI remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under eight exploration and operating licenses covering approximately 39,000 acres (over 16,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive information database of historic drill hole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to developments at the Company’s projects, including future exploration costs and the anticipated benefits of geophysical data on the Columbus Basin Project, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium and lithium; (c) risks associated with our foreign operations, (d) operating conditions at the Company’s projects; (e) government and tribal regulation of the uranium industry, the lithium industry, and the power industry; (f) world-wide uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (g) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (h) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates, including in Texas, New Mexico, Utah, Nevada and Turkey; (i) the ability of the Company to enter into and successfully close acquisitions or other material transactions;  (j) the results of the Company’s lithium brine exploration activities at the Columbus Basin and Sal Rica Projects, and (k) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

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Competent Person’s Statement

Technical information in this news release is based on data reviewed by Matthew Hartmann, who is Director – Technical Services of Uranium Resources, Inc.  Mr. Hartmann is a “Qualified Person” as defined by Canadian National Instrument 43-101, and a “Competent Person” as defined in the 2012 Edition of the “Australasian Code for Reporting Exploration Results, Mineral Resources and Ore Reserves” (JORC Code).  He is a Licensed Professional Geologist, and a Registered Member of the Society of Mining, Metallurgy & Exploration (No. 4170350RM).  Mr. Hartmann has appropriate experience that is relevant to the evaluation of the style and nature of mineral deposits relating to this document.  Mr. Hartmann consents to the inclusion in this release of the matters based on their information in the form and context in which they appear.

Uranium Resources Contact:
Christopher M. Jones, President and CEO	Jeff Vigil, VP Finance and CFO
303.531.0472	303.531.0473

Email: Info@uraniumresources.com

Website: www.uraniumresources.com

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